   As filed with the Securities and Exchange Commission on December 13, 2002

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                               ALLIED IRISH BANKS,
                             public limited company
             (Exact name of registrant as specified in its charter)

IRELAND                                                               13-1774656
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or formation)

                             Bankcentre, Ballsbridge
                                Dublin 4 Ireland
        (Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)

                 Allfirst Financial Inc. 1999 Stock Option Plan
                            (Full Title of the Plan)

                               Gregory K. Thoreson
                    Senior Vice President and General Counsel
                             Allfirst Financial Inc.
                             25 South Charles Street
                            Baltimore, Maryland 21201
                     (Name and address of agent for service)

                                 (410) 244-3800
          (Telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

                                     PROPOSED      PROPOSED
                                     MAXIMUM       MAXIMUM
                      AMOUNT         OFFERING      AGGREGATE      AMOUNT OF
TITLE OF SECURITIES   TO BE          PRICE         OFFERING       REGISTRATION
TO BE REGISTERED      REGISTERED(2)  PER SHARE(3)  PRICE(3)       FEE

American Depository
Shares (1)........... 420,000        $27.10        $11,382,000    $1,048

--------------------

(1) Each American Depository Share ("ADS") represents two ordinary shares, 0.32 euro each.

(2) Also includes (i) an indeterminable number of additional ADSs that may be issued pursuant to the anti-dilution provisions of the Plan and (ii) an indeterminate number of interests in the Plan, pursuant to Rule 416(c) under the Securities Act of 1933, as amended.

(3) Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the ADSs on the New York Stock Exchange for December 11, 2002.

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

     The contents of the Registration Statement on Form S-8, Registration No. 333-12970, of Allied Irish Banks, p.l.c. ("AIB"), are incorporated herein by reference.

Item 8.  Exhibits

4.1 Form of Amended and Restated Depository Agreement between AIB and The Bank of New York, as Depositary (incorporated herein by reference to Exhibit A to AIB's Registration Statement on Form F-6, File No. 333-10350, filed with the Commission on May 12, 1999)

23.1 Consent of PricewaterhouseCoopers, former Accountants and Registered Auditors*

23.2     Consent of KPMG, Accountants and Registered Auditors

24.1     Powers of Attorney*

---------------------
*    Filed herewith

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on December 13, 2002.

                                             ALLIED IRISH BANKS, p.l.c.

                                             By:  EUGENE J. SHEEHY
                                                  -----------------
                                                  Eugene J. Sheehy
                                                  Chief Executive, USA Division

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on December 13, 2001.

SIGNATURE                     TITLE

MICHAEL BUCKLEY*              Principal Executive Officer and
-------------------------
Michael Buckley               Director

GARY KENNEDY*                 Principal Financial Officer and Gary Kennedy
-------------------------
Gary Kennedy                  Director

DECLAN MCSWEENEY*             Principal Accounting Officer
-------------------------
Declan McSweeney

*By: MAURICE J. CROWLEY
     ------------------
     Maurice J. Crowley, as
     Attorney-in-Fact

A Majority of the Remaining Directors:

Adrian Burke, Dermot Gleeson, Don Godson, Derek A. Higgs, John B. McGuckian, Carol Moffet, Lochlan Quinn, Michael J. Sullivan


By:  MAURICE J. CROWLEY
     ------------------
     Maurice J. Crowley, as
     Attorney-in-Fact